SUB-ITEM 77D:
 Policies with
 respect to security investments


The Board of Trustees
 (the "Board") of
 Federated Premier
Intermediate Municipal
 Income Fund adopted, via
unanimous consent,
the following resolutions
 on July 17, 2008:

"Resolved, that the
 Board hereby approves
 Amendment Number 2 to
the Statement of
Preferences for the
Auction Market Preferred
Shares ("AMPS"),
substantially in the
 form presented to
the Board together
with this
Unanimous Consent; and

Resolved, that the
 Board hereby approves
 the redemption or
redemptions of AMPS,
totaling up to 75% of
the
currently outstanding
AMPS; delegates to the
 Executive Committee
the authority to
determine the number of
AMPS to be redeemed in
 any given redemption;
and authorizes the
filing with the
Securities and Exchange
Commission of notice of
each such redemption
on Form N-23C-2."




FEDERATED PREMIER
INTERMEDIATE MUNICIPAL
 INCOME FUND
FEDERATED PREMIER
MUNICIPAL INCOME FUND
Amendment No. 2
to
Statement of Preferences
 of Auction Market
Preferred Shares

       FEDERATED PREMIER
 INTERMEDIATE MUNICIPAL
INCOME FUND, a Delaware
statutory trust (the
"Fund"), certifies that:
       FIRST, Section 5(d)
 of Part I of the Statement
 of Preferences
(the "Statement") of the
Fund's Auction Market
Preferred Shares ("AMPS")
provides that the Board of
 Trustees (the "Board")
of the Fund may, without
the vote or
consent of the holders
 of the AMPS, amend any
of the definitions of
 the terms listed in
 Section 5(d) if the
 Board receives
written confirmation
from Moody's Investors
 Service ("Moody's"),
 if Moody's is then
rating the AMPS, and
from Fitch
Ratings Service ("Fitch"),
 if Fitch is then rating
 the AMPS, that such
amendment would not
 impair the ratings
then
assigned to the AMPS
by such rating agency;
 and
       SECOND, Moody's
 and Fitch have each
confirmed to the
 Board that the
 amendments herein
contained would not
impair the ratings
assigned to the AMPS
by such rating agency;
and
       THIRD, Section
 5(c)(i)(b) of Part I
of the Statement permits
the Board, without the
vote or consent of the
holders
of the AMPS, to make
 other amendments to
the Statement which do
not adversely affect
any preference, right
or power of
the AMPS or the Holders
 thereof; and
       FOURTH, the
 Board, by resolution
 duly adopted effective
 August 22, 2003, has
approved the following
amendments to the Statement,
 consisting of amendments
 to the definitions of
 terms listed in Section
 5(d) of Part I of the
Statement:
	1.  Fitch Discount
Factor.  The definition
of "Fitch Discount Factor"
is amended by replacing the
final
paragraph with the following:

	"Notwithstanding
the foregoing, (i) except
 as provided in clause (ii)
below, the
Fitch Discount Factor for
short-term Municipal
Obligations will be 115%,
so long as
such Municipal Obligations
 are rated at least F2 by
Fitch (or, if not rated by
 Fitch, (a)
rated at least MIG-1, VMIG-1
or P-1 by Moody's; (b) rated
 at least A-1+ or SP-1+ by
S&P; or (c) unrated securities
that have been refunded or
escrowed to maturity with
100% Government securities
as defined in the 1940 Act
and designated by a NRMSIR)
and mature or have a demand
 feature at par exercisable
 in 30 days or less, (ii)
the Fitch
Discount Factor with respect
to the tax-exempt security
 or securities underlying a
 TOB
shall be the percentage
determined by reference to
the rating on such tax-exempt
 security
or securities, multiplied by
a fraction, the numerator of
which is one, and the
denominator of which is
one plus 10% and (iii)
except as provided in
clause (ii) above,
no Fitch Discount Factor
will be applied to cash
or to Receivables for
Municipal
Obligations Sold."
	2.  Fitch Eligible
 Asset.  The definition of
"Fitch Eligible Asset" is
amended by:

(a)	adding the following
phrase "(including TOBs)"
following Municipal
 Obligation in the first
sentence; and

       	(b)	adding the
 following as a final
sentence to the first
paragraph:
	"Any Municipal
 Obligation that has been
refunded or escrowed to
 maturity as
designed by a NRMSIR shall
 in all circumstances be
 treated as a Fitch
Eligible Asset
rated AAA by Fitch; and
shall not constitute
"Other Securities" for
purposes of this
Statement."
	3.  Moody's
Discount Factor. The
definition of
"Moody's Discount Factor"
is amended by replacing the
final paragraph with the
 following:

	"Notwithstanding
the foregoing, (i) except
as provided in clause (ii)
 below, the
Moody's Discount Factor
 for short- term Municipal
 Obligations will be 115%,
 so long as
such Municipal Obligations
 are rated at least MIG-1,
 VMIG-l or P-1 by Moody's
(or
unrated securities that
have been refunded or
 escrowed to maturity
 by 100% Government
securities as defined
 in the 1940 Act and
designated by a NRMSIR)
and mature or have a
demand feature at par
exercisable in 30 days
or less or 125% as
 long as such Municipal
Obligations are rated at
 least A-1+/AA or
SP-1+/AA by S&P and m
ature or have a
demand feature at par
exercisable in 30 days
or less (ii) the Moody's
 Discount Factor
with respect to the
tax-exempt security
or securities underlying
a TOB shall be the
percentage determined
by reference to the
rating on such tax-exempt
 security or
securities, and (iii)
except as provided in
clause (ii) above, no
Moody's Discount Factor
will be applied to
cash or to Receivables
 for Municipal Obligations
 Sold."
       4.  Moody's
 Eligible Asset.
The definition of
"Moody's Eligible Asset"
is amended by:
(a)	adding the
following phrase
"(including TOBs)"
following Municipal
Obligation in the first
sentence; and

(b)	adding the
following as a final
sentence to the first
 paragraph:

	"Any Municipal
 Obligation that has
 been refunded or
 escrowed to maturity as
designated by a NRMSIR
 shall in all
circumstances be
treated as a Moody's
 Eligible
Asset rated Aaa by
Moody's; and shall
 not constitute
"Other Securities"
for purposes of
this Statement."
       5.  Moody's
Liquidity Premium.
  This Statement is
 amended by adding
 the following additional
 definition:
	"MOODY'S
 LIQUIDITY PREMIUM
shall be equal to
 the product of (i) the
TOB Leverage Amount; (ii)
the Percentage of
 TOB Assets; and (iii) 15%."
       6.  NRMSIR.
 This Statement is
 amended by adding
 the following
additional definition:
	"NRMSIR
 shall mean a
nationally recognized
municipal securities
information
repository."
       7.  Percentage
of TOB Assets.
This Statement is
 amended by adding
the following
additional definition:
	"PERCENTAGE
OF TOB ASSETS shall
be (i) the Market
Value of the tax-
exempt security or
securities underlying
 each TOB issuing a
 TOB Inverse Floater held
by the Fund, divided
by (ii) the Market
Value of the Fund's
 total assets, which shall
include the tax-exempt
 security or securities
underlying each TOB
issuing a TOB Inverse
Floater held by the Fund."
       8.  Preferred
Shares Basic Maintenance
Amount.  The definition
 of "Preferred Shares
 Basic Maintenance
Amount is deleted and
replaced with the following:
	"PREFERRED
SHARES BASIC MAINTENANCE
 AMOUNT, as of any
Valuation Date, shall
mean the dollar amount
 equal to the sum of
(i)(A) the product of
the number of AMPS
 outstanding on such
date multiplied by
$25,000 (plus the product
of the number of
shares of any other
 series of preferred
shares outstanding
on such date
multiplied by the
liquidation preference
of such shares),
plus any redemption
premium
applicable to the
 AMPS (or other
preferred shares)
then subject to
redemption; (B) the
aggregate amount
of dividends that
will have accumulated
 at the respective
 Applicable
Rates (whether or
 not earned or declared)
to (but not including)
the first respective
Dividend Payment Dates
for the AMPS
outstanding that
 follow such Valuation
Date
(plus the aggregate
amount of dividends,
whether or not earned
or declared, that will
have accumulated in
respect of other
outstanding preferred
shares to, but not including,
the first respective
 dividend payment dates
 for such other shares
that follow such
Valuation Date); (C)
the aggregate amount
of dividends that would
accumulate on shares
of each series of the
 AMPS outstanding from
 such first respective
 Dividend Payment
Date therefor through
the 49th day after such
Valuation Date, at the
Maximum Rate
(calculated as if
 such Valuation
 Date were the Auction
Date for the Rate Period
commencing on such
Dividend Payment Date)
 for a Minimum Rate
Period of shares of
such series to commence
 on such Dividend
Payment Date, assuming,
 solely for purposes
of the foregoing, that
 if on such Valuation
Date the Fund shall
have delivered a
Notice of
Special Rate Period
 to the Auction
 Agent pursuant to
Section 4(d)(i) of
this Part I with
respect to shares of
 such series, such
 Maximum Rate shall
be the higher of (a) the
Maximum Rate for the
Special Rate Period
of shares of such
series to commence
 on such
Dividend Payment
Date and (b) the
Maximum Rate for
a Minimum Rate
Period of shares
of such series to
 commence on such
 Dividend Payment
Date, multiplied by
 the Volatility
Factor applicable
to a Minimum Rate
Period, or, in the
event the Fund shall have
delivered a Notice of
 Special Rate Period
to the Auction Agent
 pursuant to section
4(d)(i) of this Part
 I with respect to
 shares of such series
designating a Special Rate
Period consisting of
56 Rate Period Days or
 more, the Volatility
Factor applicable to a
Special Rate Period of
that length (plus the
aggregate amount of
dividends that would
accumulate at the maximum
 dividend rate or rates
 on any other preferred
shares
outstanding from such
respective dividend
payment dates through
 the 56th day after such
Valuation Date, as
 established by or
pursuant to the
respective statements
 establishing
and fixing the rights
 and preferences of
such other preferred
 shares) (except that
(1) if
such Valuation Date
occurs at a time when
 a Failure to Deposit
(or, in the case of
preferred shares other
 than the AMPS, a
failure similar to a
 Failure to Deposit) has
occurred that has not
 been cured, the
dividend for purposes
 of calculation would
accumulate at the
current dividend rate
 then applicable to
the shares in respect
 of which
such failure has
 occurred and (2)
 for those days
during the period
 described in this
subparagraph (C)
in respect of which
the Applicable Rate
in effect immediately
 prior to
such Dividend Payment
 Date will remain in
effect (or, in the
 case of preferred shares
other than the AMPS,
 in respect of which
the dividend rate or
rates in effect
immediately
prior to such respective
 dividend payment dates
 will remain in effect),
 the dividend for
purposes of calculation
would accumulate at such
Applicable Rate (or other
rate or rates,
as the case may be) in
respect of those days);
(D) the amount of
anticipated expenses of
the Fund for the 90 days
 subsequent to such
Valuation Date; (E)
the amount of the
Fund's Maximum Potential
Gross-up Payment
Liability in respect of
 AMPS (and similar
amounts payable in
respect of other
 preferred shares
pursuant to provisions
similar to
those contained in
Section 3 of Part I
 of this Statement)
 as of such Valuation Date; (F)
the amount of any
indebtedness or
obligations of the
 Fund senior in right
 of payment to
the AMPS; (G) the
aggregate par value
 of outstanding TOB
Floaters issued by a
TOB, to
the extent that the
Fund holds the TOB
Inverse Floaters issued
 by such TOB; and
(H) any current
 liabilities as of such
 Valuation Date to the
 extent not reflected
in any of
(i)(A) through (i)(G)
(including, without
 limitation, any
 payables for Municipal
Obligations purchased as
 of such Valuation Date
and any liabilities
incurred for the
purpose of clearing
securities transactions);
less (ii) the value (i.e.,
 for purposes of
current Moody's guidelines,
the face value of cash,
short-term Municipal
 Obligations
rated MIG-1, VMIG-1 or P-1,
 and short-term securities
that are the direct
 obligation of
the U.S. Government,
provided in each case
 that such securities
mature on or prior to the
date upon which any of
 (i) (A) through (i)
(H) become payable,
otherwise the Moody's
Discounted Value) of
any of the Fund's
 assets irrevocably
deposited by the Fund
 for the
payment of any of
(i)(A) through (i)(H)."
       9.	TOB.
 This Statement is
amended by adding
the following
additional definition:
	"TOB shall
 mean a special
purpose trust
holding tax-exempt
 securities that
issues two classes
 of securities, TOB
Floaters and TOB Inverse
Floaters."
       10.  TOB Floaters.
  This Statement is
 amended by adding the
following additional
definition:
	"TOB FLOATERS
 shall mean the class
 of TOB securities
 that pay a rate of
interest reset weekly
 based on a market
-determined spread to
 a short-term municipal
benchmark."
       11.  TOB Inverse
Floaters.  This Statement
 is amended by adding the
 following additional
definition:
	"TOB INVERSE
FLOATERS shall mean
the class of TOB
securities that
pay a
rate of interest
that is equal to
 the difference
between the interest
 paid on the security
underlying the
TOB and the interest
 paid to floater
certificate holders,
 less TOB program
expenses."

       12.  TOB
 Leverage Amount.
This Statement is
amended by adding
the following
 additional definition:
	"TOB LEVERAGE
AMOUNT shall be the
 (i) the par value
of TOB Floaters
issued by each TOB
issuing a TOB Inverse
 Floater held by the
 Fund, divided by (ii)
the
Market Value of the
 tax-exempt security
 or securities
 underlying the TOB."
       13.  Preferred
Shares Basic
 Maintenance Amount.
Section 7(a) of this
 Statement is deleted
 and replaced with the
following.
	"(a)  So long
as AMPS are outstanding,
 the Fund shall maintain,
 on each
Valuation Date, and shall
 verify to its
 satisfaction that it
 is maintaining on such
Valuation Date (i) Moody's
 Eligible Assets having
 an aggregate Discounted
Value equal
to or greater than
 the Preferred Shares
Basic Maintenance
Amount; provided that the
foregoing fraction shall
be divided by the sum of
(A) one and (B)
the Moody's Liquidity
Premium (if Moody's is
then rating the AMPS)
and (ii) Fitch Eligible
 Assets having an
aggregate Discounted
Value equal to or
 greater than the
Preferred Shares Basic
Maintenance Amount
(if Fitch is then
rating the AMPS).
 For purposes of
the foregoing
sentence, Moody's
Eligible Assets
and Fitch Eligible
Assets shall
include the Market
Value of the tax-exempt
 security or
securities underlying
each TOB issuing a TOB
Inverse Floater held
by the Fund."

       IN WITNESS
WHEREOF, each of
 FEDERATED PREMIER
 INTERMEDIATE MUNICIPA
 INCOME FUND
and FEDERATED PREMIER
 MUNICIPAL INCOME FUND
 has caused this
Amendment No. 2
to be signed in its name
and attested on its
behalf by its duly
authorized officers
as of [] [], 2008.
FEDERATED PREMIER
INTERMEDIATE
MUNICIPAL INCOME FUND
By:
Name:	Mary Jo Ochson
Title:	Vice President
ATTEST:

Name:	Leslie K. Ross
Title:	Assistant Secretary


FEDERATED PREMIER
MUNICIPAL INCOME FUND
By:
Name:	Mary Jo Ochson
Title:	Vice President
ATTEST:

Name:	Leslie K. Ross
Title:	Assistant Secretary